Exhibit 32.1
Written Statement
Pursuant To
18 U.S.C. Section 1350

In connection with the Quarterly Report of Red Robin Gourmet Burgers, Inc. (the “Company”) on Form 10-Q for the period ended July 12, 2026, as filed with the Securities and Exchange Commission on August 12, 2026 (the “Report”), the undersigned, David Pace, Chief Executive Officer, and Christopher Meyer, Interim Principal Financial Officer and Interim Principal Accounting Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;
(a)the Quarterly Report on Form 10-Q for the period ended July 12, 2026 of the Company (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(b)the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 12, 2026	/s/ David Pace
David Pace Chief Executive Officer

Dated:	August 12, 2026	/s/ Mark Graff
Mark Graff Chief Financial Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Red Robin Gourmet Burgers, Inc. and will be retained by Red Robin Gourmet Burgers, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.